        Exhibit 10.34
INDEMNIFICATION AGREEMENT

    THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is effective as of December 15, 2025, by and between TriMas Corporation, a Delaware corporation (the “Company”), and Paul Swart (the “Indemnitee”).

    WHEREAS, the Indemnitee is serving the Company in a “Corporate Status,” as defined herein;

    WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify persons serving it in a Corporate Status to the fullest extent permitted by applicable law so that they will serve or continue to serve in such status free from undue concern that they will not be so indemnified;

    WHEREAS, the Indemnitee is willing to serve and continue to serve the Company in a Corporate Status on the condition that he be so indemnified; and

    WHEREAS, this Agreement is in addition to the provisions of the Amended and Restated Certificate of Incorporation of the Company (the “Certificate”) and the provisions of the Bylaws of the Company (the “Bylaws”) or resolutions adopted pursuant thereto, and shall not be deemed a substitute therefore, nor to diminish or abrogate any rights of the Indemnitee thereunder.

    NOW THEREFORE, in consideration of the premises and the covenants contained herein, the Company and the Indemnitee do hereby covenant and agree as follows:

    Section 1. Services by the Indemnitee. The Indemnitee agrees to continue to serve the Company in a Corporate Status. Notwithstanding the foregoing, the Indemnitee may at any time and for any reason resign from any such position.

    Section 2. Indemnification – General. The Company shall indemnify, and advance Expenses (as hereinafter defined) to, the Indemnitee as provided in this Agreement and to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may thereafter from time to time permit. The rights of the Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in the other Sections of this Agreement.

    Section 3. Proceeding Other Than Proceedings by or in the Right of the Company. The Indemnitee shall be entitled to the rights of indemnification provided in this Section 3 if, by reason of his Corporate Status (as hereinafter defined) or any Covered Actions and Inactions (as hereinafter defined), he is, or is threatened to be made, a party to or participant in any threatened, pending or completed Proceeding (as hereinafter defined), other than a Proceeding by or in the right of the Company. Pursuant to this Section 3, the Company shall indemnify the Indemnitee against any and all

Expenses, judgments, penalties, fines, damages and amounts paid in settlement, and all interest and other charges in connection with the foregoing (as and to the fullest extent permitted hereunder), resulting from, arising out of or relating to such Proceeding or any claim, issue or matter therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, if he also had no reasonable cause to believe his conduct was unlawful.

    Section 4. Proceedings by or in the Right of the Company. The Indemnitee shall be entitled to the rights of indemnification provided in this Section 4 if, by reason of his Corporate Status or any Covered Actions and Inactions, he is, or is threatened to be made, a party to or participant in any threatened, pending or completed Proceeding brought by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 4, the Company shall indemnify the Indemnitee against any and all Expenses resulting from, arising out of or relating to such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company. Notwithstanding the foregoing, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which the law prohibits such indemnification; provided, however, that if applicable law so permits, indemnification against Expenses shall nevertheless be made by the Company in such event if and to the extent that the court, administrative body or other dispute resolution body in which such Proceeding shall have been brought or is pending shall so determine.

    Section 5. Indemnification for Expenses of a Party Who is Wholly or Partly Successful.

(a)To the extent that the Indemnitee is, by reason of his Corporate Status or any Covered Actions and Inactions, a party to and is successful, on the merits or otherwise, in any Proceeding, the Company shall indemnify the Indemnitee against any and all Expenses resulting from, arising out of or relating to such Proceeding. If the Indemnitee is not wholly successful in defense of any Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify the Indemnitee against any and all Expenses resulting from, arising out of or relating to each such claim, issue or matter as to which the Indemnitee is successful, on the merits or otherwise. For purposes of this Section 5(a), the term “successful, on the merits or otherwise,” shall include, but shall not be limited to, (i) the termination of any claim, issue or matter in a Proceeding by withdrawal or dismissal, with or without prejudice, (ii) termination of any claim, issue or matter in a Proceeding by any other means without any express finding of liability or guilt against the Indemnitee, with or without prejudice, (iii) the expiration of 120 days after the making of a claim or threat of a Proceeding without the institution of the same and without any promise or payment made to induce a settlement or (iv) the settlement of any claim, issue or matter in a Proceeding pursuant to which the Indemnitee pays less than $200,000. The provisions of this Section 5(a) are subject to Section 5(b) below.

(b)In no event shall the Indemnitee be entitled to indemnification under Section 5(a) above with respect to a claim, issue or matter to the extent applicable law prohibits such indemnification.

Section 6. Indemnification for Expenses as a Witness. Notwithstanding any provisions herein to the contrary, to the extent that the Indemnitee is, by reason of his Corporate Status or any Covered Actions and Inactions, a witness in any Proceeding, the Company shall indemnify the Indemnitee against any and all Expenses resulting from, arising out of or relating to such Proceeding.

    Section 7. Advancement of Expenses.

(a)The Company shall advance all reasonable Expenses paid or incurred by or on behalf of the Indemnitee or which the Indemnitee determines are reasonably likely to be paid or incurred by the Indemnitee in connection with any Proceeding within 10 days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after the final disposition of such Proceeding; provided, however, that the Indemnitee shall return, without interest, any such advance of Expenses (or portion thereof) which remains unspent at the final disposition of the claim to which the advance related. The Indemnitee’s right to such advancement is not subject to the satisfaction of any standard of conduct and is not conditioned upon any prior determination that the Indemnitee is entitled to indemnification under this Agreement with respect to such Proceeding or the absence of any prior determination to the contrary. All amounts advanced to the Indemnitee by the Company pursuant to this Section 7 shall be without interest. The Company shall make all advances pursuant to this Section 7 without regard to the financial ability of the Indemnitee to make repayment, without bond or other security and without regard to the prospect of whether the Indemnitee may ultimately be found to be entitled to indemnification under the provisions of this Agreement. Any required reimbursement of Expenses by the Indemnitee shall be made by the Indemnitee to the Company with 10 days following the entry of the final, non-appealable adjudication or arbitration decision pursuant to which it is determined that the Indemnitee is not entitled to be indemnified against such Expenses. In connection with any such advancement, payment or reimbursement, if delivery of an undertaking is a legally required condition precedent to such payment, advance or reimbursement, the Indemnitee shall execute and deliver to the Company an undertaking in the form attached hereto as Exhibit A (subject to Indemnitee filling in the blanks therein and selecting from among the bracketed alternatives therein). In no event shall the Indemnitee’s right to the payment, advancement or reimbursement of Expenses pursuant to this Section 7(a) be conditioned upon any undertaking that is less favorable to the Indemnitee than, or that is in addition to, the undertaking set forth in Exhibit A.

(b)Without limiting the generality or effect of the foregoing, the Company shall indemnify and hold harmless the Indemnitee against and, if requested by Indemnitee, shall reimburse the Indemnitee for, or advance to the Indemnitee, within 10 days after the receipt by the Company of a statement or statements from the Indemnitee requesting such reimbursement or advancement, all reasonable Expenses paid or incurred by or on behalf of the Indemnitee or which the Indemnitee determines are reasonably likely to be paid or incurred by the Indemnitee in connection with any claim made, instituted or conducted by the Indemnitee, in each case to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may thereafter from time to time permit, for (i) indemnification or payment, advancement or reimbursement of Expenses by the Company under any provision of this Agreement, or under any other agreement or provision of the Certificate or Bylaws now or hereafter in effect, and/or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company; provided, however, that the Indemnitee shall return, without interest, any such advance of Expenses (or portion thereof) which remains unspent at the final disposition of the claim to which the advance related.

    Section 8. Procedure for Determination of Entitlement to Indemnification.

(a)To obtain indemnification under this Agreement, the Indemnitee shall submit to the Company a written request therefore, along with such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Chairman of the Board or the Audit Committee in writing that the Indemnitee has requested indemnification. If, at the time of the receipt of such request, the Company has directors’ and officers’ liability insurance in effect under which coverage for the requested indemnification is potentially available, the Company shall give prompt written notice of such requested indemnification to the applicable insurers in accordance with the procedures set forth in the applicable policies. The Company shall provide to the Indemnitee a copy of such notice delivered to the applicable insurers, and copies of all subsequent correspondence between the Company and such insurers regarding the requested indemnification, in each case substantially concurrently with the delivery or receipt thereof by the Company. The failure by Indemnitee to timely request indemnification shall not relieve the Company from any liability hereunder unless, and only to the extent that, the Company did not otherwise learn of the subject matter of such indemnification and such failure results in forfeiture by the Company of substantial defenses, rights or insurance coverage.

(b)Upon written request by the Indemnitee for indemnification pursuant to the first sentence of Section 8(a) hereof, a determination, if required by applicable law, with respect to the Indemnitee’s entitlement thereto shall be made in the specific case: (i) by the Board by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined); or (ii) if a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so direct, by Independent Counsel (as hereinafter defined), as selected pursuant to Section 8(d), in a written opinion to the Board (which opinion may be a “more likely than not” opinion), a copy of which shall be delivered to the

Indemnitee. If it is so determined that the Indemnitee is entitled to indemnification, the Company shall make payment to the Indemnitee within 10 days after such determination. The Indemnitee shall cooperate with the Person or Persons making such determination with respect to the Indemnitee’s entitlement to indemnification, including providing to such Person or Persons upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination. Subject to the provisions of Section 10 hereof, any costs or expenses (including reasonable attorneys’ fees and disbursements) incurred by the Indemnitee in so cooperating with the Person or Persons making such determination shall be borne by the Company, and the Company hereby agrees to indemnify and hold the Indemnitee harmless therefrom.

(c)Notwithstanding the foregoing, if a Change of Control has occurred, the Indemnitee may require a determination with respect to the Indemnitee’s entitlement to indemnification to be made by Independent Counsel, as selected pursuant to Section 8(d), in a written opinion to the Board (which opinion may be a “more likely than not” opinion), a copy of which shall be delivered to the Indemnitee.

(d)In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8(b) or (c) hereof, the Independent Counsel shall be selected as provided in this Section 8(d). If a Change of Control shall not have occurred, the Independent Counsel shall be selected by the Board (including a vote of a majority of the Disinterested Directors if obtainable), and the Company shall give written notice to the Indemnitee advising him of the identity of the Independent Counsel so selected. If a Change of Control shall have occurred, the Independent Counsel shall be selected by the Indemnitee unless the Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and approved by the Company (which approval shall not be unreasonably withheld). If (i) an Independent Counsel is to make the determination of entitlement pursuant to Section 8(b) or (c) and (ii) within 20 days after submission by the Indemnitee of a written request for indemnification pursuant to Section 8(a) hereof, no Independent Counsel shall have been selected, either the Company of the Indemnitee may petition the appropriate court of the State (as hereafter defined) or other court of competent jurisdiction for the appointment as Independent Counsel of a Person selected by such court or by such other Person as such court shall designate. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 8(b) or (c) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 8(d), regardless of the commencement of any judicial proceeding or arbitration pursuant to Section 10(a)(iv) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 9. Presumptions and Effect of Certain Proceedings; Construction of Certain Phrases.

(a)In making a determination with respect to whether the Indemnitee is entitled to indemnification hereunder, the Reviewing Party making such determination shall presume that the Indemnitee is entitled to indemnification under this Agreement, and anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.

(b)Subject to the terms of Section 16 below, the termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his conduct was unlawful.

(c)For purposes of any determination of the Indemnitee’s entitlement to indemnification under this Agreement or otherwise, the Indemnitee shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to a criminal Proceeding, to have also had no reasonable cause to believe his conduct was unlawful, if the Indemnitee’s action is based on the records or books of account of the Company or another enterprise, including financial statements, or on information supplied to the Indemnitee by the officers of the Company or another enterprise in the course of their duties or on the advice of legal or financial counsel for the Company or the Board (or any committee thereof) or for another enterprise or its board of directors (or any committee thereof), or on information or records given or reports made by an independent certified public accountant or by an appraiser or other expert selected by the Company or the Board (or any committee thereof) or by another enterprise or its board of directors (or any committee thereof). For purposes of this Section 9(c), the term “another enterprise” means any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise of which the Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent. The provisions of this Section 9(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement. In addition, the knowledge and/or actions, or failure to act, of any other director, trustee, partner, managing member, fiduciary, officer, agent or employee of the Company shall not be imputed to the Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 9(c) are satisfied, it shall in any event be presumed that the Indemnitee has acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to a criminal Proceeding, that he also had no reasonable cause to believe his conduct was unlawful. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.

(d)For purposes of this Agreement, reference to “fines” shall include any excise taxes or penalties assessed on the Indemnitee with respect to an employee benefit plan; references to “serving at the request of the Company” shall include, but shall not be limited to, any service as a director, officer, employee or agent of (i) any Affiliate controlled, directly or indirectly, by the Company and (ii) the Company or any such Affiliate which imposes duties on, or involves services by, the Indemnitee with respect to an employee benefit plan, its participants or its beneficiaries; and if the Indemnitee has acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, he shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as used in this Agreement. The provisions of this Section 9(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.

Section 10. Remedies of the Indemnitee.

(a)In the event that (i) a determination is made pursuant to Section 8 of this Agreement that the Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement, payment or reimbursement of Expenses is not timely made pursuant to Section 7 of this Agreement, (iii) the determination of entitlement to indemnification is to be made by the Board pursuant to Section 8(b) of this Agreement and such determination shall not have been made and delivered to the Indemnitee in writing within twenty (20) days after receipt by the Company of the request for indemnification, (iv) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8(b) or (c) of this Agreement and such determination shall not have been made in a written opinion to the Board and a copy delivered to the Indemnitee within forty-five (45) days after receipt by the Company of the request for indemnification, (v) payment of indemnification is not made pursuant to Section 6 of this Agreement within 10 days after receipt by the Company of a written request therefore or (vi) payment of indemnification is not made within 10 days after a determination has been made that the Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 8 or 9 of this Agreement, the Indemnitee shall be entitled to an adjudication in an appropriate court of the State of his entitlement to such indemnification or advancement, payment or reimbursement of Expenses. Alternatively, the Indemnitee, at his sole option, may seek and award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. The Indemnitee shall commence such Proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which the Indemnitee first has the right to commence such Proceeding pursuant to this Section 10(a); provided, however, that the foregoing clause shall not apply in respect of a

Proceeding brought by the Indemnitee to enforce his rights under Section 5 of this Agreement.

(b)In the event that a determination is made pursuant to Section 8 of this Agreement that the Indemnitee is not entitled to indemnification (an “Adverse Determination”), any judicial proceeding or arbitration commenced pursuant to this Section 10 shall be conducted in all respects as a de novo trial or a de novo arbitration (as applicable) on the merits, and the Indemnitee shall not be prejudiced by reason of that Adverse Determination. In any judicial proceeding or arbitration commenced pursuant to this Section 10, the Company shall have the burden of proving that the Indemnitee is not entitled to the relief sought, and the Company shall be precluded from referring to or offering into evidence any Adverse Determination.

(c)If a determination is made or deemed to have been made pursuant to Section 8 of this Agreement that the Indemnitee is entitled to indemnification, such determination shall be final and binding in all respects, including with respect to any judicial proceeding or arbitration commenced pursuant to this Section 10, absent (i) a misstatement by the Indemnitee of a material fact, or an omission by the Indemnitee of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 10 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all of the provisions of this Agreement.

(e)In the event that the Indemnitee, pursuant to this Section 10, seeks a judicial adjudication or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by him in such judicial adjudication or arbitration, unless the court or arbitrator determines that each of the Indemnitee’s claims in such Proceeding were made in bad faith or were frivolous. In the event that a Proceeding is commenced by or in the right of the Company against the Indemnitee to enforce or interpret any of the terms of this Agreement, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by him in such Proceeding (including with respect to any counter-claims or cross-claims made by the Indemnitee against the Company in such Proceeding), unless the court or arbitrator determines that each of the Indemnitee’s material defenses in such Proceeding were made in bad faith or were frivolous.

(f)Any judicial adjudication or arbitration determined under this Section 10 shall be final and binding on the parties.

(g)Any amount due to the Indemnitee under this Agreement that is not paid by the Company by the date on which it is due will accrue interest at the maximum legal rate under Delaware law from the date on which such amount is due to the date on which such amount is paid to the Indemnitee.

Section 11. Defense of Certain Proceedings. In the event the Company shall be obligated under this Agreement to pay the Expenses of any Proceeding against the Indemnitee in which the Company is a co-defendant with the Indemnitee, the Company shall be entitled to assume the defense of such Proceeding, with counsel approved by the Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to the Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Indemnitee shall nevertheless be entitled to employ or continue to employ his own counsel in such Proceeding. Employment of such counsel by the Indemnitee shall be at the cost and expense of the Company unless and until the Company shall have demonstrated to the reasonable satisfaction of the Indemnitee and the Indemnitee’s counsel that there is complete identity of issues and defenses and no conflict of interest between the Company and the Indemnitee in such Proceeding, after which time further employment of such counsel by the Indemnitee shall be at the cost and expense of the Indemnitee. In all events, if the Company shall not, in fact, have timely employed counsel to assume the defense of such Proceeding, then the fees and Expenses of the Indemnitee’s counsel shall be at the cost and expense of the Company.

Section 12. Exception to Right of Indemnification or Advancement of Expenses. Notwithstanding any other provision of this Agreement, the Indemnitee shall not be entitled to indemnification or advancement, payment or reimbursement of Expenses under this Agreement with respect to any Proceeding, or any claim therein, brought or made by the Indemnitee against the Company, except for (a) any claim or Proceeding in respect of this Agreement and/or the Indemnitee’s rights hereunder, (b) any claim or Proceeding to establish or enforce a right to indemnification under the Certificate, the Bylaws, any agreement, any statute, any law or any policy of insurance, (c) any counter-claim or cross-claim brought or made by him against the Company in any Proceeding brought against him, and (d) any claim or Proceeding approved by the Board.

Section 13. Contribution.

(a)If, with respect to any Proceeding, the indemnification provided for in this Agreement is held by a court of competent jurisdiction to be unavailable to the Indemnitee for any reason other than that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to a criminal Proceeding, that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Company shall contribute to the amount of

Expenses, judgments, penalties, fines, damages and amounts paid in settlement, and all interest and other charges in connection with the foregoing, resulting from, arising out of or relating to such Proceeding or any claim, issue or matter therein, in such proportion as is appropriate to reflect the relative benefits received by the Indemnitee and the relative fault of the Indemnitee versus the Company in connection with the action or inaction which resulted in such Expenses, judgments, penalties, fines, damages, amounts paid in settlement and interest or other charges, as well as any other relevant equitable considerations.

(b)The Company and the Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 13 were determined by pro rata or per capita allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 13(a) above.

(c)No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation.

Section 14. Officer and Director Liability Insurance.

(a)The Company shall use all commercially reasonable efforts to obtain and maintain in effect during the entire period for which the Company is obligated to indemnify the Indemnitee under this Agreement, one or more policies of insurance with reputable insurance companies to provide the directors and officers of the Company with coverage for losses from wrongful acts and omissions and to ensure the Company’s performance of its indemnification obligations under this Agreement. In all such insurance policies, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee with the same rights and benefits as are accorded to the most favorably insured of the Company’s directors and officers. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that the Indmnitee is covered by insurance maintained by a subsidiary or parent of the Company under which the Indemnitee is named as an insured and is provided rights and benefits that are no less favorable than the rights and benefits accorded to the most favorably insured of the Company’s directors and officers insured under any policy of insurance maintained by the Company.

(b)To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors or officers of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise which the Indemnitee serves at the request of the Company, the Indemnitee shall be named as an insured under and shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for the most favorably insured director or officer under such policy or policies.

(c)In the event that the Company is named insured under any policy or policies of insurance referenced in either Section 14(a) or (b) above, the Company hereby covenants and agrees that it will not settle any claims or Proceeding that may be covered by such policy or policies of insurance and in which the Indemnitee has or may incur Expenses, judgments, penalties, fines, damages and amounts paid in settlement without the prior written consent of the Indemnitee.

    Section 15. Security. Upon reasonable request by the Indemnitee, the Company shall provide security to the Indemnitee for the Company’s obligations hereunder through an irrevocable bank letter of credit, funded trust or other similar collateral. Any such security, once provided to the Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee, which consent may be granted or withheld at the Indemnitee’s sole and absolute discretion.

    Section 16. Settlement of Claims. The Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company’s written consent, which consent shall not be unreasonably withheld.

    Section 17. Duration of Agreement. This Agreement shall be unaffected by the termination of the Corporate Status of the Indemnitee and shall continue for so long as the Indemnitee may have any liability or potential liability by virtue of his Corporate Status or for any Covered Actions and Inactions, including, without limitation, the final termination of all pending Proceedings in respect of which the Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any Proceeding commenced by the Indemnitee pursuant to Section 10 of this Agreement relating thereto, whether or not he is acting or serving in such capacity at the time any liability or Expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives.

    Section 18. Remedies of the Company. The Company hereby covenants and agrees to submit any and all disputes relating to this Agreement that the parties are unable to resolve between themselves to binding arbitration pursuant to the rules of the American Arbitration Association and waives all rights to judicial adjudication of any matter or dispute relating to this Agreement except where judicial adjudication is requested or required by the Indemnitee.

    Section 19. Covenant Not to Sue, Limitation of Actions and Release of Claims. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company (or any of its subsidiaries) against the Indemnitee, his spouse, heirs, executors, personal representatives or administrators after the expiration of two (2) years from the date on which the Corporate Status of the Indemnitee is terminated (for any reason); provided, however, that the foregoing shall not apply to any action or cause of action brought or asserted by the Company pursuant to or in respect of this Agreement and shall not constitute a waiver or release of any of the Company’s rights under this Agreement.

    Section 20. Subrogation. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

    Section 21. No Multiple Recovery. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Indemnitee has otherwise actually received and is entitled to retain such payment under any insurance policy, contract, agreement or otherwise.

    Section 22. Definitions. For purposes of this Agreement:

(a)“Affiliate” means with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes hereof, “control” (including, with correlative meaning, the terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, by contract or otherwise.

(b)“Board” means the Board of Directors of the Company.

(c)“Change of Control” shall be deemed to have occurred upon the first of the following events to occur:

(i) any Person is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended from time to time), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 35% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below;

(ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended (the “Incumbent Board”); provided, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened election contest (an “Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

(iii) there is consummated a merger, consolidation, wind-up, reorganization or restructuring of the Company with or into any other entity, or a similar event or series of such events, other than (A) any such event or series of events which results in (1) the voting securities of the Company outstanding immediately prior to such event or series of events continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 51% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (2) the individuals who comprise the Board immediately prior thereto constituting immediately thereafter at least a majority of the Board, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof, or (B) any such event or series of events effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 35% or more of the combined voting power of the Company’s then outstanding securities; or

(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (it being conclusively presumed that any sale or disposition is a sale or disposition by the Company of all or substantially all of its assets if the consummation of the sale or disposition is contingent upon approval by the Company’s stockholders unless the Board expressly determines in writing that such approval is required solely by reason of any relationship between the Company and any other Person or an Affiliate of the Company and any other Person), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity (A) at least 51% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition and (B) the majority of whose board of directors immediately following such sale or disposition consists of individuals who comprise the Board immediately prior thereto.

Notwithstanding the foregoing, (A) a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions and (B) if required to avoid accelerated taxation and/or tax penalties under Section 409A of the Internal Revenue Code of 1986, as amended, a “Change of Control” shall be deemed to have occurred only if the transaction or event qualifies as a Section 409A Change of Control.

(d)“Company” means TriMas Corporation, a Delaware corporation.

(e)“Corporate Status” describes the status of an individual who is or was an officer or director of the Company, or is or was serving at the request of the Company as an officer, director, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise.

(f)“Covered Actions and Inactions” means (i) any actual, alleged or suspected act or failure to act by the Indemnitee in his or her Corporate Status and (ii) any actual, alleged or suspected act or failure to act by the Indemnitee in respect of any business, transaction, communication, filing, disclosure or other activity of the Company or any other entity or enterprise referred to in the above definition of Corporate Status.

(g)“Disinterested Director” means a director of the Company who is not and was not a party to, or otherwise involved in, the Proceeding for which indemnification is sought by the Indemnitee.

(h)“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i)“Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in a Proceeding.

(j)“Independent Counsel” means a law firm or a member of a law firm that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company or the Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any Person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company of the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement.

(k)“Person” means a natural person, firm, partnership, joint venture, association, corporation, company, limited liability company, trust, business trust, estate or other entity.

(l)“Proceeding” includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative.

(m)“Reviewing Party” shall mean the Person or Persons making the determination pursuant to Section 8(b) or (c).

(n)“State” means the State of Delaware.

    Section 23. Non-Exclusivity. The Indemnitee’s rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may at any time be entitled under applicable law, the Certificate, the Bylaws, any agreement, a vote of stockholders, a resolution of director or otherwise.

    Section 24. Remedies Not Exclusive. No right or remedy herein conferred upon the Indemnitee is intended to be exclusive of any other right or remedy, and every other right or remedy shall be cumulative of and in addition to the rights and remedies given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy of the Indemnitee hereunder or otherwise shall not be deemed an election of remedies on the part of the Indemnitee and shall not prevent the concurrent assertion or employment of any other right or remedy by the Indemnitee.

    Section 25. Changes in Law. In the event that a change in applicable law after the date of this Agreement, whether by statute, rule or judicial decision, expands or otherwise increases the right or ability of a Delaware corporation to indemnify a member of its board of directors or an officer, the Indemnitee shall, by this Agreement, enjoy the greater benefits so afforded by such change. In the event that a change in applicable law after the date of this Agreement, whether by statute, rule or judicial decision, narrows or otherwise reduces the right or ability of a Delaware corporation to indemnify a member of its board or directors or an officer, such change shall have no effect on this Agreement or any of the Indemnitee’s rights hereunder, except and only to the extent required by law.

    Section 26. Interpretation of Agreement. The Company and the Indemnitee acknowledge and agree that it is their intention that this Agreement be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent now or hereafter permitted by law.

    Section 27. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; (b) such provision or provisions will be deemed reformed to the extent necessary to conform to applicable law and to give maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision or provisions held invalid, illegal or unenforceable.

    Section 28. Governing Law; Jurisdiction and Venue; Specific Performance.

(a)The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(b)ANY “ACTION OR PROCEEDING” (AS SUCH TERM IS DEFINED BELOW) ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE FILED IN AND LITIGATED OR ARBITRATED SOLELY BEFORE THE COURTS LOCATED IN OR ARBITRATORS SITTING IN THE STATE OF DELAWARE, AND EACH PARTY TO THIS AGREEMENT: (i) GENERALLY AND UNCONDITIONALLY ACCEPTS THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND ARBITRATORS AND VENUE THEREIN, AND WAIVES TO THE FULLEST EXTENT PROVIDED BY LAW ANY DEFENSE OR OBJECTION TO SUCH JURISDICTION AND VENUE BASED UPON THE DOCTRINE OF “FORUM NON CONVENIENS;” AND (ii) GENERALLY AND UNCONDITIONALLY CONSENTS TO SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING BY DELIVERY OF CERTIFIED OR REGISTERED MAILING OF THE SUMMONS AND COMPLAINT IN ACCORDANCE WITH THE NOTICE PROVISIONS OF THIS AGREEMENT. FOR PURPOSES OF THIS SECTION, THE TERM “ACTION OR PROCEEDING” IS DEFINED AS ANY AND ALL CLAIMS, SUITS, ACTIONS, HEARINGS, ARBITRATIONS OR OTHER

SIMILAR PROCEEDINGS, INCLUDING APPEALS AND PETITIONS THEREFROM, WHETHER FORMAL OR INFORMAL, GOVERNMENTAL OR NON-GOVERNMENTAL, OR CIVIL OR CRIMINIAL. THE FOREGOING CONSENT TO JURISDICTION SHALL NOT CONSTITUTE GENERAL CONSENT TO SERVICE OF PROCESS IN THE STATE FOR ANY PURPOSE EXCEPT AS PROVIDED ABOVE, AND SHALL NOT BE DEEMED TO CONFER RIGHTS ON ANY PERSON OTHER THAN THE PARTIES TO THIS AGREEMENT.

(c)The Company acknowledges that the Indemnitee may, as a result of the Company’s breach of its covenants and obligations under this Agreement, sustain immediate and long-term substantial and irreparable injury and damage which cannot be reasonably or adequately compensated by damages at law. Consequently, the Company agrees that the Indemnitee shall be entitled, in the event of the Company’s breach or threatened breach of its covenants and obligations hereunder, to obtain equitable relief from a court of competent jurisdiction, including enforcement of each provision of this Agreement by specific performance and/or temporary, preliminary and/or permanent injunctions enforcing any of the Indemnitee’s rights, requiring performance by the Company, or enjoining any breach by the Company, all without proof of any actual damages that have been or may be caused to the Indemnitee by such breach or threatened breach and without the posting of bond or other security in connection therewith. The Company waives the claim or defense therein that the Indemnitee has an adequate remedy at law, and the Company shall not allege or otherwise assert the legal position that any such remedy at law exists. The Company agrees and acknowledges that: (i) the terms of this Section 28(c) are fair, reasonable and necessary to protect the legitimate interests of the Indemnitee; (ii) this waiver is a material inducement to the Indemnitee to enter into the transactions contemplated hereby; and (iii) the Indemnitee relied upon this waiver in entering into this Agreement and will continue to rely on this waiver in its future dealings with the Company. The Company represents and warrants that it has reviewed this provision with its legal counsel, and that it has knowingly and voluntarily waived its rights referenced in this Section 28 following consultation with such legal counsel.

    Section 29. Nondisclosure of Payments. Except as expressly required by federal securities laws or regulations, or stock exchange rules applicable to the Company, the Company shall not disclose any payments under this Agreement without the prior written consent of the Indemnitee. Any payments to the Indemnitee that must be disclosed shall, unless otherwise required by law, be described only in the Company proxy or information statements relating to special and/or annual meetings of the Company’s shareholders, and the Company shall afford the Indemnitee a reasonable opportunity to review all such disclosures and, if requested by the Indemnitee, to explain in such statement any mitigating circumstances regarding the events reported.

    Section 30. Notice by the Indemnitee. The Indemnitee agrees to promptly notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder.

Section 31. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and received for by the party to whom said notice or other communication shall have been directed, or (b) mailed by U.S. certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed: (i) If to the Company: TriMas Corporation, 38505 Woodward Avenue, Suite 200, Bloomfield Hills, Michigan 48304, Attention: General Counsel; and (ii) if to any other party hereto, including the Indemnitee, to the address of such party set forth on the signature page hereof; or to such other address as may have been furnished by any party to the other(s), in accordance with this Section 31.

    Section 32. Modification and Waiver. No supplement, modification or amendment of this Agreement or any provision hereof shall limit or restrict in any way any right of the Indemnitee under this Agreement with respect to any action taken or omitted by the Indemnitee in his Corporate Status prior to such supplement, modification or amendment. No supplement, modification or amendment of this Agreement or any provision hereof shall be binding unless executed in writing by both of the Company and the Indemnitee. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

    Section 33. Prior Agreements. This Agreement supersedes and replaces all written agreements heretofore made or existing by and between the Indemnitee, on the one hand, and the Company or any of its subsidiaries, on the other hand, that principally pertain to the subject matter of this Agreement. For the avoidance of doubt, the Indemnitee’s rights to indemnification and advancement set forth herein shall not be affected by whether (a) the Indemnitee’s Corporate Status existed prior to, on or after the date hereof or (b) any Covered Actions and Inactions actually, allegedly or are suspected to have occurred or failed to occur prior to, on or after the date hereof.

    Section 34. Headings. The headings of the Sections or paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

    Section 35. Gender. Use of the masculine pronoun in this Agreement shall be deemed to include usage of the feminine pronoun where appropriate.

    Section 36. Identical Counterparts. This Agreement may be executed in one or more counterparts (whether by original, photocopy or facsimile signature), each of which shall for all purposes be deemed to be an original, but all of which together shall constitute one and the same Agreement. Only one such counterpart executed by the party against whom enforcement is sought must be produced to evidence the existence of this Agreement.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement effective as of the date first above written.
TriMas Corporation

By: /s/ Thomas Snyder

Printed Name: Thomas Snyder

Title: President and Chief Executive Officer

Address: 38505 Woodward Ave., Ste. 200
Bloomfield Hills, Michigan 48304

Indemnitee:

    /s/ Paul Swart

Printed Name: Paul Swart

Address: [***]

EXHIBIT A
UNDERTAKING

This Undertaking is submitted pursuant to the Indemnification Agreement, dated as of ___________ ___, ____ (the “Indemnification Agreement”), between TriMas Corporation, a Delaware corporation (the “Company”), and the undersigned. Capitalized terms used and not otherwise defined herein have the meanings ascribed to such terms in the Indemnification Agreement.

The undersigned hereby requests [payment], [advancement], [reimbursement] by the Company of Expenses which the undersigned [has incurred] [reasonably expects to incur] in connection with ______________________ (the “Proceeding”).

The undersigned hereby undertakes to repay the [payment], [advancement], [reimbursement] of Expenses made by the Company to or on behalf of the undersigned in response to the foregoing request to the extent it is determined, following the final disposition of the Proceeding and in accordance with Section 8 of the Indemnification Agreement, that the undersigned is not entitled to indemnification by the Company under the Indemnification Agreement with respect to the Proceeding.

    IN WITNESS WHEREOF, the undersigned has executed this Undertaking as of this _____ day of ______________, ____.

                        __________________________
                        Paul Swart